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                                                                  EXHIBIT 10.5

                                    AMENDMENT
                             POST PROPERTIES, INC.
                              EMPLOYEE STOCK PLAN

        Pursuant to the power reserved in sec. 17 of the Post Properties, Inc.

Employee Plan, sec. 15, Adjustment, is hereby amended to delete the second sentence in sec. 15 as currently in effect and to substitute the following for such sentence:

        "Furthermore, the Board as part of any corporate transaction described in sec. 424(a) of the Code shall have the right to adjust (in any manner which the Board in its discretion deems consistent with sec. 424(a) of the Code) the number, kind or class (or any combination thereof)of shares of Stock reserved under sec. 3 of this Plan, and the Committee as part of any such transaction shall have the right to adjust (in any manner which the Committee in its discretion deems consistent with sec. 424(a) of the Code) the number, kind or class (or any combination thereof) of shares of Stock underlying any Restricted Stock grants previously made under this Plan and any related grant conditions and forfeiture conditions, and the number, kind or class (or any combination thereof) of shares subject to Option grants previously made under this Plan and the related Option Price and, further, shall have the right to make (in any manner which the Committee in its discretion deems consistent with sec. 424(a) of the Code) Restricted Stock and Option grants to effect the assumption of, or the substitution for, restricted stock or option grants previously made by any other corporation to the extent that such corporate transaction calls for such substitution or assumption of such restricted stock or option grants."

        This Amendment to the Post Properties, Inc. Employee Stock Plan shall be effective as of the date that the Board of Directors of Post Properties,

Inc. adopted this Amendment to the Plan.

                                                 POST PROPERTIES, INC.

                                                 BY:  /s/ Sherry W. Cohen
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                                                 TITLE: Sr. V.P. & Sec.
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                                                 DATE:  October 14, 1997
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